PURCHASE AGREEMENT

This Purchase Agreement (this "Agreement"), dated as of March 14, 2005, is by and among Sizeler Property Investors, Inc., a Maryland corporation (the "Seller"), each Purchaser listed under the heading "Name of Direct Purchaser" on Schedule A (each, a "Direct Purchaser") and each Investment Adviser listed under the heading "Investment Advisers" on the signature pages hereto (each, an "Investment Adviser") who are entering into this Agreement on behalf of themselves (as to paragraph 4 of this Agreement) and those Purchasers which are a fund or individual or other investment advisory client of such Investment Adviser listed under their respective names on Schedule A (each, a "Client"). Each of the Direct Purchasers and Clients are referred to herein as individually, a "Purchaser" and collectively, the "Purchasers."

WHEREAS, the Purchasers desire to purchase from the Seller, and the Seller desires to issue and sell to the Purchasers, in the aggregate of up to 2,649,000 shares of common stock, par value $0.0001 per share, of the Seller (the "Shares"), with the number of Shares acquired by each Purchaser set forth on each Purchaser's respective signature page to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

    Purchase and Sale. Subject to the terms and conditions hereof, each Purchaser hereby agrees, severally and not jointly, to purchase from the Seller, and the Seller agrees to issue and sell to the Purchasers, the Shares at a price per share of $10.75 for an aggregate purchase amount of $28,476,750 (the "Purchase Price"), with the number of Shares to be acquired by each Purchaser and the aggregate purchase price payable by each Purchaser for such number of Shares as set forth on each Purchaser's respective signature page to this Agreement.
    Representations and Warranties of Purchaser. Each Purchaser represents and warrants, severally and not jointly, with respect to itself that:
      Due Authorization. Such Purchaser is duly authorized to purchase the Shares. This Agreement has been duly authorized, executed and delivered by such Purchaser and, assuming this Agreement is enforceable against the Seller, constitutes a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.
      Information. Such Purchaser has received the prospectus supplement and the basic prospectus that is a part of the shelf registration statement on Form S-3, as amended (No. 333-107043) and reviewed all information incorporated by reference therein through the date hereof, including that certain Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities and Exchange Act of 1934 as amended (the "Exchange Act"). As used herein, the terms "Registration Statement" and "Prospectus" shall include the registration statement, prospectus, and prospectus supplement described in the preceding sentence, respectively, as amended or supplemented, and the information incorporated by reference therein.
      Ownership of Shares of Common Stock. As of the date hereof and after giving effect to the issuance and sale of the Shares pursuant to this Agreement, such Purchaser, together with its respective subsidiaries and affiliates, will beneficially own (as defined under Section 13(d) of the Exchange Act) less than 5% of the issued and outstanding shares of common stock of the Seller.
      Purchaser Knowledge and Status. Purchaser acknowledges that no person is authorized to make any representation in connection with the placement and sale of the Shares other than as set forth herein, and that no person is authorized to provide any information that is inconsistent to that in the Prospectus. Such Purchaser acknowledges that it has not received or relied on any such representations or information.
      Securities Act Representation. The Purchaser is purchasing the Shares solely for its own account for investment, and not with a view to any distribution or resale in connection with any distribution of securities within the meaning of the Securities Act of 1933 as amended (the "Securities Act") except as permitted by law.
    Representations and Warranties of Seller. The Seller represents and warrants that:
      The Registration Statement has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or, to our knowledge, contemplated by the SEC.
      Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller and the subsidiaries of the Seller, if any (the "Subsidiaries"), considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by the Seller or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Seller and its Subsidiaries considered as one enterprise, and (C) other than regular quarterly cash dividends, there has been no dividend or distribution of any kind declared, paid or made by the Seller on any class of its shares of common stock.
      The Prospectus, when filed, complied in all material respects with the Securities Act and was identical to the copy thereof delivered to the Purchasers in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended and supplemented, as of its date and as of the Closing did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      The documents which are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto filed prior to the date hereof (the "Incorporated Documents") heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) conformed in all material respects with the requirements of the Exchange Act, any further Incorporated Documents so filed will, when they are filed; conform in all material respects with the requirements of the Exchange Act, no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

      The Seller has been duly incorporated and is validly existing in good standing under the laws of the State of Maryland. Each of the Subsidiaries of the Seller has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. Each of the Seller and its Subsidiaries has the required power and authority to own and lease its properties and to conduct its business as described in the Prospectus; and each of the Seller and its Subsidiaries is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Seller and its Subsidiaries considered as one enterprise.
      The financial statements filed with the SEC as a part of the Registration Statement and included in the Prospectus present fairly and accurately the consolidated financial position of the Seller and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included in the Registration Statement present fairly and accurately the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.
      The Seller and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and the Seller has no reason to believe that there are any "material weaknesses" (as such term is used in United States generally accepted auditing standards) in the Seller's internal control over financial reporting or that it will be unable to comply with the applicable internal control over financial reporting requirements imposed by the SEC and other applicable regulatory bodies, if any, at the time that the SEC requires such internal controls to be effective.
      As of the date hereof, the authorized capital stock of the Seller consisted of 51,484,000 shares of common stock, 40,000 shares of Series A Preferred Stock, 2,476,000 shares of Series B Preferred Stock and 16,000,000 shares of excess stock, each with par value $.0001 per share, of which 13,380,994 shares of common stock and 336,040 shares of Series B Preferred Stock, are issued and outstanding as of such date. The issued and outstanding shares of common stock of Seller have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized, and when issued and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable and will be listed, subject to notice of issuance, on the New York Stock Exchange ("NYSE"); the Shares and the shares of common stock of the Seller conform to all statements relating thereto contained in the Prospectus; and the issuance of the Shares is not subject to preemptive or other similar rights. No order halting or suspending trading in securities of the Seller nor prohibiting the sale of such securities has been issued to and is outstanding against the Seller or its directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened.
      The Seller's common stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed on the NYSE, and the Seller has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock under the Exchange Act or delisting the common stock from the NYSE, nor has the Seller received any notification that the SEC or the NYSE is contemplating terminating such registration or listing. Application has been made to list the Shares on the NYSE, and as of the Closing with respect thereto, the Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.
      Neither the Seller nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Seller or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Seller or any of its Subsidiaries is subject where such violation or default would individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Seller and its Subsidiaries considered as one enterprise; and, the execution, delivery and performance of this Agreement, and the issuance and delivery of the Shares and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and will not conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Seller or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Seller or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the articles of incorporation, by-laws or other organizational documents of the Seller or any of its Subsidiaries or any applicable law, administrative regulation or administrative or court decree.
      Commencing with its taxable year ended December 31, 1997, and through the date hereof, the Seller has been and is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the "Code"), and its method of operation has enabled it, and its proposed method of operation will enable it, to meet the requirements for qualification and taxation as a REIT under the Code. No transaction or other event has occurred which would cause the Seller to not be able to qualify as a REIT for its current taxable year or future taxable years.
      The Seller has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Seller is not, and after receipt of payment for the Shares will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
      There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Seller, threatened or contemplated, against or affecting the Seller or any of its Subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller and its Subsidiaries considered as one enterprise, or which might materially and adversely affect their respective property or assets or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Seller or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material to the business of the Seller and its Subsidiaries considered as one enterprise.
      No authorization, approval or consent of any court or United States federal or state governmental authority or agency is necessary in connection with the sale of the Shares hereunder.
      No authorization, approval or consent of the shareholders of the Seller is required or necessary in connection with the sale of the Shares pursuant to the articles of incorporation, by-laws or other organizational documents of the Seller.
      Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Seller or any Subsidiary, on the one hand, and any other person, on the other hand, that would give rise to a valid claim against the Seller or any Subsidiary for a brokerage commission, finder's fee or other like payment in connection with this offering.
      There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.
      The Seller and its Subsidiaries possess such material certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, and neither the Seller nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Seller and its subsidiaries considered as one enterprise, nor, to the knowledge of the Seller, are any such proceedings threatened or contemplated.
      The Seller has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.
      The Seller has good and marketable title to all of the properties and assets reflected in the audited financial statements contained in the Prospectus, subject to no lien, mortgage, pledge or encumbrance of any kind except those reflected in such financial statements (or as otherwise described in the Prospectus) or which are not individually or in the aggregate material or which constitute customary provisions of mortgage loans secured by the Seller's properties creating obligations of the Seller with respect to proceeds of the properties, environmental liabilities and other customary protections for the mortgagees.
      Except as otherwise disclosed in the Prospectus, or except as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Seller and its Subsidiaries consolidated as one enterprise, (i) the Seller and its Subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Seller, any of its Subsidiaries or, to the Seller's knowledge, any other owners of any of the Properties at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from any real property owned by the Seller or the Subsidiaries ("Properties") or any other real properties previously owned, leased or operated by the Seller or any of its Subsidiaries, (iii) neither the Seller nor any of its Subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Seller nor any of its Subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would reasonably be expected to give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Seller or any of its Subsidiaries, or the assets described in the Prospectus or arising out of the conduct of the Seller or its Subsidiaries, (v) none of the Properties are included or, to the Seller's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or, to the Seller's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law, (vi) none of the Seller, any of its Subsidiaries or any other person or entity for whose conduct any of them is or could reasonably be expected to be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Seller or any of its Subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any governmental authority in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Seller, any of its Subsidiaries or any other person or entity for whose conduct any of them is or could reasonably be expected to be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order issued under or pursuant to any Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.

    As used herein, "Hazardous Material" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, asbestos, petroleum, oil, petroleum products and any hazardous material as defined by Environmental Law (as defined below). As used herein, "Environmental Law" shall mean any federal, state or local environmental law, statute, bylaw, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136-136y, the Clean Air Act, 42 U.S.C. 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. 1251-1387, the Safe Drinking Water Act, 42 U.S.C. 300f-300j-26, and any analogous state environmental laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically mentioned herein).

    Representation and Warranty of the Investment Advisers. To induce Seller to enter into this Agreement, each of the Investment Advisers hereby, severally and not jointly, represent and warrant that:
      It is an "investment adviser" as such term is defined under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is duly registered with the SEC or is an investment adviser not required to be so registered pursuant to an exemption under the Advisers Act.
      It is duly organized, validly existing and in good standing under the laws of its state of organization. It is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.
      It has been duly authorized to act as investment adviser on behalf of each of the Clients listed under its name on the signature page to this Agreement for such Investment Adviser.
      It has the power and authority to enter into and execute this Agreement on behalf of each of the Clients listed under its name on the signature page to this Agreement for such Investment Adviser.
      This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding agreement of such Investment Adviser, enforceable against it in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.
      In connection with the execution, delivery or performance of this Agreement, it is not required to make or obtain any consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality, including the SEC, or with any third party.
      Neither the Investment Adviser nor any "person associated with an investment adviser" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser or has committed any act enumerated in Rule 206(4)-(4)(b) under the Advisers Act.
    Conditions to Obligations of the Parties. As a condition to Closing, (i) each of the representations and warranties of the parties hereto shall be true and correct in all respects, (ii) the Purchasers and Cohen & Steers Capital Advisors, LLC shall have received an opinion from Jaeckle Fleishmann & Mugel, LLP, dated as of March 14, 2005, substantially in the form attached hereto as Exhibit A, (iii) the Purchasers and Cohen & Steers Capital Advisors, LLC shall have received a comfort letter from KPMG, LLP, dated as of March 14, 2005, substantially in the form attached hereto as Exhibit B, (iv) the NYSE shall have approved the Shares for listing, subject to notice of issuance, and (v) Cohen & Steers Capital Advisors, LLC shall have received a "no objections" opinion regarding the proposed terms and arrangements of the offering of the Shares.
    Closing. Provided that the conditions set forth in Section 5 hereto have been met or waived at such time, the transactions contemplated hereby shall be consummated on March 15, 2005, or at such other time and date as the parties hereto shall agree (each such time and date of payment and delivery being herein called the "Closing"). At the Closing, settlement shall occur through Jefferies & Company, or an affiliate thereof, on a delivery versus payment basis through the DTC ID System. This Agreement shall terminate with respect to a given Purchaser upon notice from such Purchaser to Seller if the Closing shall not have occurred on or before March 17, 2005.
    Termination of this Agreement. Prior to Closing, this Agreement may be terminated with respect to a given Purchaser if such Purchaser gives notice to the Seller if at any time (i) trading or quotation in any of the Seller's securities shall have been suspended or limited by the SEC or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change in the United States' or international political, financial or economic conditions, that makes it impracticable to enforce contracts for the sale of securities; (iv) the Seller or any of the Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as may interfere materially with the conduct of the business and operations of the Seller regardless of whether or not such loss shall have been insured; or (v) there shall have occurred a Material Adverse Change. Any termination pursuant to this Section shall be without liability on the part of (a) the Seller to any Purchaser, (b) any Purchaser to the Seller, or (c) of any party hereto to any other party.
    Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without regard to conflict of laws principles. Any right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the issuance and sale of the Shares, and the Purchasers' activities pursuant to, or the performance by the Purchasers of the services contemplated by, this Agreement is hereby waived. The Seller hereby submits to the non-exclusive jurisdiction of the federal and New York State courts located in the City of New York in connection with any dispute related to this Agreement or any of the matters contemplated hereby. The Seller agrees that any legal suit, action or proceeding brought by the Purchasers, any of their respective affiliates or any indemnified party to enforce any rights under or with respect to this Agreement or the offer may be instituted in any state or federal court in the City of New York, State of New York, waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Nothing in this Section 7 shall affect the right of the Purchasers, any of their respective affiliates or any indemnified party to serve process in any manner permitted by law or limit the right of the Purchasers, any of their respective affiliates or any indemnified party to bring proceedings against the company in the courts of any jurisdiction or jurisdictions.
    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.
    Representations to Survive Delivery. The respective agreements, representations, warranties and other statements of the Seller, the Purchaser and the Investment Advisors set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any party or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.
    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchasers and the respective successors and assigns of such parties. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof. This Agreement may not be assigned by the Seller or the Purchasers without the prior written consent of the other party hereto.
    Counterparts. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.
    Several Liability and Obligations. Any and all liabilities and obligations of the Purchasers under this Agreement shall be several and not joint, and no Purchaser shall be entitled to contribution or indemnification from any other Purchaser with respect to any matter hereunder vis à vis the Seller.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SIZELER PROPERTY INVESTORS, INC.

By: /s/ Thomas A Masilla, Jr.
Name: Thomas A Masilla, Jr.
Title: President

DIRECT PURCHASERS:

PalisadesCapital Management LLC

By: /s/ Jack M. Feiler
Name: Jack M. Feiler
Title: President and CIO

Number of Shares: 600,000

Aggregate Price
for Such Shares: $6,450,000

INVESTMENT ADVISERS:

Heitman Real Estate Securities LLC, on behalf of itself (solely with respect to paragraph 4) and each Client set forth under its name on Schedule A

By: /s/ Timothy J. Pire
Name: Timothy J. Pire
Title: Managing Director, Portfolio Manager

Number of Shares: 475,000

Aggregate Price
for Such Shares: $5,106,250

INVESTMENT ADVISERS:

RREEF America, L.L.C., on behalf of itself (solely with respect to paragraph 4) and each Client set forth under its name on Schedule A

By: Mark D. Zeisloft
Name: Mark D. Zeisloft
Title: Managing Director

Number of Shares: 600,000

Aggregate Price
for Such Shares: $6,450,000

INVESTMENT ADVISERS:

TIAA-CREF Investment Manageemnt, LLC, on behalf of itself (solely with respect to paragraph 4) and each Client set forth under its name on Schedule A

By: /s/ Andrew J. Duffy
Name: Andrew J. Duffy, CFA
Title: Portfolio Manager

Number of Shares: 974,000

Aggregate Price
for Such Shares: $10,470,500